Exhibit (a)(2)(ii)

Appointment of Proxyholder I/We, being holder(s) of common shares of TURQUOISE HILL RESOURCES LTD. (the “Corporation”), hereby appoint: R. Peter Gillin, the Chairman of the Board of Directors of the Corporation or, failing him, Maryse Saint-Laurent, a Director of the Corporation or, failing her, George R. Burns, a Director of the Corporation, or instead of any of the foregoing, Print the name of the person you are appointing if this person is someone other than the individuals listed above as proxy of the undersigned, to attend, act and vote on behalf of the undersigned in accordance with the below direction (or if no directions have been given, as the proxy sees fit) on all the following matters and any other matter that may properly come before the special meeting of Shareholders of the Corporation to be held at 10:30 a.m. (Montreal Time) on Tuesday, November 1, 2022, simultaneously at Norton Rose Fulbright Canada LLP, in room Chapleau located at 1 Place Ville Marie, Suite 2500, Montreal, Quebec, and via live audio webcast online at https://web.lumiagm.com/449028588 (the “Meeting”), and at any and all adjournments or postponements thereof in the same manner, to the same extent and with the same powers as if the undersigned were personally present, with full power of substitution. If you appoint a proxyholder other than the proxyholders listed above, YOU MUST return your proxy by mail or Internet to TSX Trust and YOU MUST ALSO either complete the online form at https://www.tsxtrust.com/control-number-request or call TSX Trust at 1-866-751-6315 (toll free in Canada and the United States) or 1-212-235-5754 (other countries) by 10:30 a.m. (Montreal Time) on October 28, 2022 (or if the Meeting is adjourned or postponed, 48 hours, excluding Saturdays, Sundays and statutory holidays, prior to the commencement of the reconvened Meeting) to properly register your proxyholder, so that TSX Trust may provide such proxyholder with a 13-digit proxyholder control number via email. Such 13-digit proxyholder control number will differ from the Control Number set forth in this proxy. Without a 13-digit proxyholder control number, your proxyholder will not be able to participate, interact, ask questions or vote at the Meeting, but will be able to attend as a guest. .CARY, NC 27512-9903 Management recommends voting FOR the following Resolutions. Please use a dark black pencil or pen. 1. Arrangement Resolution FOR AGAINST To consider and, if deemed advisable, to pass, with or without variation, a special resolution, the full text of which is outlined in Appendix A of the accompanying management proxy circular (the “Circular”), to approve an arrangement pursuant to section 195 of the Business Corporations Act (Yukon) involving the Corporation, Rio Tinto International Holdings Limited and Rio Tinto plc, the whole as described in the Circular.
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by Management or, if you appoint another proxyholder, as such other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/We authorize you to vote as you see fit. Signature(s) Date (MM/DD/YYYY) Please sign exactly as your name(s) appear on this proxy. Please see reverse for additional instructions. All proxies must be received by October 28, 2022 at 10:30 a.m. (Montreal Time) (or if the Meeting is adjourned or postponed, 48 hours, excluding Saturdays, Sundays and statutory holidays, prior to the commencement of the reconvened Meeting).

Proxy Form – Special Meeting of Shareholders of TURQUOISE HILL RESOURCES LTD. to be held on November 1, 2022
Notes to Proxy 1. Every common shareholder has the right to appoint a person other than the management nominees designated overleaf to attend and act on his or her behalf at the Meeting. 2. This proxy must be signed by a holder or his or her attorney duly authorized in writing. If you are an individual, please sign exactly as your name appears on this proxy. If the holder is a corporation, a duly authorized officer or attorney of the corporation must sign this proxy, and if the corporation has a corporate seal, its corporate seal should be affixed. 3. If the securities are registered in the name of an executor, administrator or trustee, please sign exactly as your name appears on this proxy. If the securities are registered in the name of a deceased or other holder, the proxy must be signed by the legal representative with his or her name printed below his or her signature, and evidence of authority to sign on behalf of the deceased or other holder must be attached to this proxy. 4. Some holders may own securities as both a registered and a beneficial holder; in which case you may receive more than one Circular and will need to vote separately as a registered and beneficial holder. Beneficial holders may be forwarded either a form of proxy already signed by the intermediary or a voting instruction form to allow them to direct the voting of securities they beneficially own. Beneficial holders should follow instructions for voting conveyed to them by their intermediaries. 5. If a security is held by two or more individuals, then all those registered must sign this proxy. Any one of them present or represented by proxy at the Meeting may, in the absence of the other or others, vote at the Meeting. However, if one or more of them are present or represented by proxy, they must vote together in respect of such security. All holders should refer to the Circular for further information regarding completion and use of this proxy and other information pertaining to the Meeting. This proxy is solicited by and on behalf of the Corporation’s Management.
How to Vote
Go to www.tsxtrust.com/vote-proxy
Cast your vote online
View Meeting documents
To vote using your smartphone (via the Internet), please scan this QR Code To vote by Internet you will need your control number. If you vote by Internet, DO NOT return this proxy.
MAIL Complete and return your signed proxy in the envelope provided or send to:
TSX Trust Company 1200-1 Toronto Street Toronto, Ontario, Canada M5C 2V6 Attention: Proxy Department or
1600-2001 Robert-Bourassa Blvd. Montréal, Québec, Canada H3A 2A6 Attention: Proxy Department
An undated proxy is deemed to bear the date on which it is mailed on behalf of management to you. If you wish to receive investor documents electronically in the future, please visit www.tsxtrust.com/edelivery to enroll.
All proxies must be received by October 28, 2022 at 10:30 a.m. (Montreal Time) (or if the Meeting is adjourned or postponed, 48 hours, excluding Saturdays, Sundays and statutory holidays, prior to the commencement of the reconvened Meeting).